As filed with the Securities and Exchange Commission on March 24, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AN2 Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-0606654
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AN2 Therapeutics, Inc.

1800 El Camino Real, Suite D

Menlo Park, California 94027

(650) 331-9090

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Easom

Chief Executive Officer

1800 El Camino Real, Suite D

Menlo Park, California 94027

(650) 331-9090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Josh Seidenfeld Sally Kay Anitha Anne Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Lucy Day Chief Financial Officer 1800 El Camino Real, Suite D Menlo Park, California 94027 (650) 331-9090	Emily Roberts Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-263295)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by AN2 Therapeutics, Inc. (the “Registrant”) by 690,000 shares, 90,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-263295), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on March 24, 2022, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-263295), originally filed with the Securities and Exchange Commission on March 4, 2022 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on March 24, 2022.

AN2 THERAPEUTICS, INC.

By:	/s/ Eric Easom
Name:	Eric Easom
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Easom Eric Easom	Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2022

/s/ Lucy O. Day Lucy O. Day	Chief Financial Officer (Principal Financial Officer)	March 24, 2022

/s/ Michael A. Nazak Michael A. Nazak	Vice President and Controller (Principal Accounting Officer)	March 24, 2022

* Joseph Zakrzewski	Chair and Director	March 24, 2022

* Kabeer Aziz	Director	March 24, 2022

* Gilbert L. Marks	Director	March 24, 2022

* Patricia (Patty) Martin	Director	March 24, 2022

* Rob Readnour	Director	March 24, 2022

* Melvin Spigelman	Director	March 24, 2022

* Stephanie Wong	Director	March 24, 2022

*By:	/s/ Eric Easom
Eric Easom
Attorney-in-fact